                                                                    Exhibit 99.4

                                    Statement

     Pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S)1350, the undersigned officer of Paperweight Development Corp. (the "Company"), hereby certifies that:

     (7) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (8) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 13, 2002


                                          /s/ Dale E. Parker
                                          --------------------------------------
                                          Name:  Dale E. Parker
                                          Title: Chief Financial Officer